SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                PEERLESS MFG. CO.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                              PEERLESS MFG. CO.
                            2819 Walnut Hill Lane
                             Dallas, Texas 75229

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 16, 2000

 To the Shareholders of
 PEERLESS MFG. CO.:

   We will hold this year's annual shareholders meeting on Thursday, November 16, 2000 at 10:00 a.m. at our corporate offices, 2819 Walnut Hill Lane, Dallas, Texas. At this meeting we will ask you to consider and vote on the election of two Directors to serve as Class III Directors for a three-year term and until their successors are elected and qualified, and to ratify the selection of Grant Thornton LLP as our independent auditors for fiscal year 2001. We will also discuss and take action on any other business that is properly brought before the meeting.

   If you were a shareholder at the close of business on September 25, 2000, you are entitled to vote on the proposals to be considered at this year's shareholders meeting. It is important that your stock be represented at the meeting regardless of the number of shares you hold.

   You are invited to attend the meeting in person. However, regardless of whether or not you plan to attend, please complete, date, sign and return the accompanying proxy in the enclosed postage-paid self-addressed envelope. If you do attend the meeting, you may, if you wish, revoke your proxy and vote your shares in person. We look forward to hearing from you.

                                    By Order of the Board of Directors,

                                    /s/ Thomas J. Reeve
                                    --------------------
                                    Thomas J. Reeve
                                    Secretary, Treasurer,
                                    Chief Financial Officer
 Dallas, Texas
 October 19, 2000




      YOUR VOTE IS IMPORTANT.  PLEASE DATE, EXECUTE AND RETURN PROMPTLY
              THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                              PEERLESS MFG. CO.
                            2819 Walnut Hill Lane
                             Dallas, Texas 75229

                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held November 16, 2000
                               _______________
                              PROXY SOLICITATION

   Peerless Mfg. Co. is sending this proxy statement to the shareholders of Peerless Mfg. Co. for use at the Annual Meeting of Shareholders which will be held at our corporate offices, 2819 Walnut Hill Lane, Dallas, Texas on Thursday, November 16, 2000 at 10:00 a.m., or any adjournments thereof.

   The record of shareholders entitled to vote at the annual meeting was taken at the close of business on September 25, 2000. On October 19, 2000, we began mailing this proxy statement to our shareholders.

   The enclosed proxy is solicited on behalf of our Board of Directors and can be revoked by you at any time prior to the voting of the proxy. Unless a contrary choice is indicated, all duly executed proxies that we receive will be voted in accordance with the instructions set forth on the back side of the proxy card. If the proxy does not specify, it will be voted in accordance with the recommendation of the Board of Directors.

                         VOTING AT THE ANNUAL MEETING

   On September 25, 2000, 1,467,992 shares of our common stock, par value $1.00 per share, were issued and outstanding. Each of our shareholders is entitled to one vote for each share they owned as of the record date on all matters presented at the meeting. Shareholders are not entitled to cumulate their votes in the election of directors. A majority of the holders of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum at the annual meeting. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is obtained. If a quorum is present, we need the affirmative vote of a majority of the shares eligible to vote and actually voted at the annual meeting to elect directors, ratify the selection of our accountants, and take action on such other matters as may properly come before the annual meeting.

   Any shareholder who is present at the meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists, but an abstention shall not be counted as an affirmative vote. Shareholders have the right to revoke their proxies at any time prior to the voting of the proxy, by written notice of revocation to Thomas J. Reeve, Secretary, Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, Texas 75229, by executing a new proxy, or by attending the annual meeting and casting a contrary vote. Revocation will not be effective unless we have received the notice of revocation at or prior to the annual meeting.

   We will bear the expense of preparing, printing and mailing this proxy statement and accompanying material to our shareholders. Our officers or other employees may solicit your proxy by mail, personal contact, telephone and facsimile, but these officers and employees will not receive additional compensation for these services. We may also request brokerage houses, nominees, custodians, fiduciaries and other similar parties to forward soliciting material to our record shareholders, and we will reimburse any of these persons for their reasonable charges and expenses.

                   MATTERS TO BE BROUGHT BEFORE THE MEETING

  PROPOSAL 1 - Election Of Class III Directors

   On May 21, 1997, our Board of Directors amended our bylaws to provide for a classified board. Our Board of Directors now consists of three classes, with one director serving in Class I, and two directors serving in each of Classes II and III. Each class of directors serves three-year terms or until successors have been elected or qualified.

   There are two Class III directors whose terms expire at the annual meeting. The Board of Directors has proposed Sherrill Stone and Donald A. Sillers, Jr. as nominees for reelection as Class III directors to serve for three year terms and until and their successors are elected and qualified. Unless a shareholder indicates otherwise, the persons named as proxies in the enclosed proxy card have indicated that they intend to vote for the election of the foregoing nominees. All nominees have consented to serve if elected. If either of the nominees is not available to serve as a director at the time of election, the proxies may be voted for a substitute nominee.


 Nominees for Class III Directors to Serve Until 2003

   Sherrill Stone, age 64 - Mr. Stone has served as Chairman of the Board and Chief Executive Officer since 1993, and President of the Company since 1986. Mr. Stone has also served as a director of our company since 1986.

   Donald A. Sillers, Jr., age 74 - Investments. Mr. Sillers is our former Chairman of the Board and Chief Executive Officer, and has served as a director of our company since 1970.

 Class II Directors Continuing to Serve Until 2002

   Bernard S. Lee, age 65 - Mr. Lee, retired, served as the former President of Institute of Gas Technology. Mr. Lee is also a director of NUI Corporation and National Fuel Gas Company. Mr. Lee has been a director of our company since 1982.

   Joseph V. Mariner,  Jr., age  80 -  Investments.   Mr. Mariner  is also  a
   director of Rent-A-Center, Inc. and Temtex Industries, Inc. Mr. Mariner has been a director of our company since 1980.

 Class I Director Continuing to Serve Until 2001

   David D. Battershell, age 74 - Mr. Battershell, retired consulting engineer and former President of Hudson Engineering, has served as a director of our company since 1980.

   The business experience of each of the above listed nominees and directors during the past five years was that typical to a person engaged in the principal occupation listed.

   Our Board of Directors has an audit committee and a compensation committee. The audit committee is responsible for reviewing the scope of the audit by the independent auditors, reviewing the management letter received from the auditors and recommending changes in our internal accounting controls. The compensation committee is responsible for recommending to the full Board of Directors salaries and bonuses for our key employees. Messrs. Battershell, Lee, Sillers and Mariner, all of our outside directors, were members of the audit committee and the compensation committee in fiscal 2000. Our Board of Directors does not have a nominating committee. The Board of Directors, as a whole, performed the functions customarily attributable to a nominating committee.

   During fiscal 2000, our Board of Directors held seven meetings, the audit committee held three meetings and the compensation committee held two meetings. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and any meetings held by any committee on which that director served. Non-employee directors are paid $1,575 per quarter, plus $950 for each board or special committee meeting they attend. We also grant stock options for 500 shares of our common stock to each of our non-employee directors on the date of our annual shareholder's meeting for such director's prior years service. These are issued pursuant to the 1995 Stock Option and Restricted Stock Plan. Our officers do not receive compensation for serving on our Board.


   OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE NOMINEES FOR CLASS III DIRECTORS DESCRIBED ABOVE.


   PROPOSAL 2 - Ratification of Selection of Independent Auditors

   Grant Thornton LLP, independent certified public accountants, served as independent auditors for the company for the fiscal year ended June 30, 2000 and has reported on the company's financial statements. The Board of Directors has selected Grant Thornton LLP as the company's independent auditors for fiscal year 2001 and recommends that the shareholders ratify this selection.

   A representative of Grant Thornton LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions.

   Shareholder ratification is not required for the selection of Grant Thornton LLP as the company's independent auditors for fiscal year 2001, because the Board of Directors has responsibility for selection of the company's independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of the shareholders, which opinion will be taken into consideration in future deliberations.

   OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                     COMMON STOCK OWNERSHIP OF MANAGEMENT
                        AND CERTAIN BENEFICIAL OWNERS

   The following table shows the number of shares of our common stock beneficially owned as of September 25, 2000 by (1) each current director,
 (2) the nominees for director, (3) our named executive officers, (4) our directors and officers as a group, and (5) each person known to us to own beneficially more than 5% of our common stock.

   Except as otherwise indicated and based on our review of information filed with the Securities and Exchange Commission (we refer to it as the "SEC"), we believe that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws, where applicable.

                                                   Shares of      Percent of
                                                 Common Stock       Common
                  Name                        Beneficially Owned     Stock
       -----------------------------------    ------------------  ----------
       Sherrill Stone(1) .................           45,858            3.1%
       Donald A. Sillers, Jr.(2) .........           96,727            6.6%
       David D. Battershell(3) ...........            9,800              *
       Bernard S. Lee(4) .................            6,800              *
       Joseph V. Mariner, Jr.(5) .........            4,550              *
       G. D. Cornwell (6) ................           14,250              *
       Roy Cuny (7).......................            3,000              *
       Frank Fuller (8) ..................            6,000              *
       Royce & Associates, Inc.(9) .......          106,800            7.3%
       Cannell Capital Management(10) ....           85,600            5.8%
       Dimensional Fund Advisors Inc. (11)           76,150            5.2%
       All Directors and Officers as a
         Group (13 persons including
         those named above)  (12) .......           197,060           12.9%

 __________

 *   Less than 1%.

 (1) Includes 22,500 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan that are exercisable currently or within 60 days of this proxy statement. Does not include 150 shares owned of record by Mrs. Jo Ann Stone, Mr. Stone's wife, as to which shares Mr. Stone disclaims any beneficial interest. Mr. Stone's address is c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, TX 75229.

 (2) Includes 26,000 shares owned of record by Mr. Sillers as sole trustee of a trust, the income from which is payable for life to Mr. Sillers and his wife, remainder to their children and 3,200 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan, that are exercisable currently or within 60 days of this proxy statement. Does not include 939 shares owned of record by Mrs. Virginia Sillers, Mr. Sillers' wife, as to which shares Mr. Sillers disclaims any beneficial interest. Mr. Sillers' address is 8609 Northwest Plaza Drive, #403, Dallas, TX 75225.

 (3) Includes 3,200 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan that are exercisable currently or within 60 days of this proxy statement. Mr. Battershell's address is D.D. Battershell and Associates, 114 Dan Moody Trail, Georgetown, TX 78628.

 (4) Includes 3,200 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan that are exercisable currently or within 60 days of this proxy statement. Does not include 1,500 shares owned of record by Mrs. Pauline Lee, Mr. Lee's wife, as to which shares Mr. Lee disclaims any beneficial interest. Mr. Lee's address is 6900 North Kilpatrick Ave, Lincolnwood, IL 60712.

 (5) Includes 3,200 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan that are exercisable currently or within 60 days of this proxy statement. Mr. Mariner's address is Mariner Ranch, 2002 School House Road, Gordon, TX 76453.

 (6) Includes 4,000 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan that are exercisable currently or within 60 days of this proxy statement. Mr. Cornwell's address is c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, TX 75229.

 (7) Mr. Cuny's address is c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, TX 75229.

 (8) Includes 6,000 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan that are exercisable currently or within 60 days of this proxy statement. Mr. Fuller's address is c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, TX 75229.

 (9) Based on information provided to the company by Royce & Associates, Inc. on September 25, 2000. Royce & Associates, Inc. and Charles M. Royce, controlling person of Royce & Associates, Inc., are deemed the beneficial owners of 106,800 shares of common stock. Royce & Associates is located at 1414 Avenue of the Americas, New York, NY 10019.

 (10) Based on  a  13(d)  filing  dated  June  11,  1997.    Cannell  Capital
   Management is deemed the beneficial owner of 85,600 shares of common stock. Cannell Capital Management is located at 750 Battery Street, San Francisco, CA 94111.

 (11) Based on a 13(g) filing dated February 11, 2000. Dimensional Fund Advisors Inc. is deemed the beneficial owner of 76,150 shares of common stock. Dimensional Fund Advisors Inc. is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

 (12) Includes 59,175 shares of our common stock issuable upon the exercise of stock options that are exercisable currently or within 60 days of the date of the proxy statement.

                            EXECUTIVE COMPENSATION

   The following table sets forth information regarding compensation we paid during our last three fiscal years to our Chief Executive Officer and all of our most highly compensated executive officers (other than our Chief Executive Officer) whose total annual salaries and bonuses during fiscal 2000 exceeded $100,000.

                                                      SUMMARY COMPENSATION TABLE

                                                                             Long Term Compensation
                                                                      ---------------------------------------
                                Annual Compensation                       Awards                  Payouts
                             -----------------------------------      ------------------      ---------------
                                                          Other                   Securities
                                                          Annual      Restricted  Underlying          All Other
                                                          Compen-     Stock       Options/     LTIP    Compen-
                             Fiscal Salary    Bonus       sation      Award(s)     SAR's      Payouts  sation
                              Year    ($)    ($)(1)       ($)(2)      ($)(3)        (#)         ($)    ($)(4)
                              ----  -------  -------      ------      ------      ------      -------   -----
   Sherrill Stone             2000  195,231        0         0             0      10,000          0     4,120
     Chairman, CEO &          1999  187,818   58,080         0             0           0          0     3,756
     President                1998  187,207  116,496         0             0       5,000          0     3,744

   G.D. Cornwell              2000  132,024        0         0             0       2,000          0     2,685
     Senior Vice President    1999  129,854   52,272         0             0           0          0     2,597
                              1998  120,991  105,906         0        31,875       4,000          0     2,420

   Frank Fuller               2000  104,079        0         0             0       2,000          0     2,126
     Vice President           1999   97,167   20,328         0             0           0          0     2,117
                              1998   98,971   47,965         0             0       2,000          0     2,043

   Ray Muzyka  *              2000  113,107        0         0             0       2,000          0     2,307
     Vice President           1999   98,248   34,848         0             0           0          0     1,965
                              1998   99,140   68,839         0             0       3,000          0     1,983

         * Retired as of June 30, 2000.

 __________

 (1) Bonuses are paid in the fiscal year following the fiscal year in which the bonus was earned.

 (2) The aggregate value of Other Annual Compensation paid does not exceed the lesser of $50,000 or 10% of the salary and bonuses paid to the executive officers named above.

 (3)  Restricted stock awards are valued at  the closing market price of  our
   common stock as  of the date  of grant.   We pay  dividends on  restricted
   shares at  the  same rate  we  pay dividends  to  all shareholders.    Our
   Restricted Stock  Plan is discussed  in the  Board Compensation  Committee
   Report on Executive Compensation set forth below.

 (4) Amounts shown represent contributions we made on behalf of the named executive officers to the Peerless Mfg. Co. Retirement Savings Plan
   Trust, a defined contribution plan defined under Section 401(k) of the Internal Revenue Code of 1986, as amended.


                    OPTION GRANTS DURING 2000 FISCAL YEAR

   In fiscal 2000, we granted stock options to our non-employee directors for an aggregate of 6,800 shares of our common stock (1,700 common stock per director), all of which were immediately exercisable. In addition, stock options for an aggregate of 36,000 shares of our common stock were issued to 10 employees, 30,000 of which were immediately exercisable and 6,000 of which will vest 25% ratably over the first four years of the 10 year exercise period.

                                          AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND
                                                  FISCAL YEAR 2000 OPTION VALUE TABLE

                                                                               Value of Unexercised
                                                  Number of Options            In-The-Money Options
                                                      at FY-End                     at FY-End
                        Shares                      June 30, 2000                 June 30, 2000
                       Acquired     Value                (#)                         ($) (1)
                     On Exercise   Realized  ---------------------------  ----------------------------
        Name             (#)         ($)     Exercisable   Unexercisable  Exercisable    Unexercisable
  --------------     -----------   --------  -----------   -------------  -----------    -------------
  Sherrill Stone              0          0      22,500          2,500        140,625         15,625
  G. D. Cornwell          2,500     15,625       4,000          2,000        22,250          12,500
  Frank Fuller                0          0       6,000          1,000        38,875           6,250
  Ray Muzyka  *               0          0       3,500          1,500        19,125           9,375

                       * Retired as of June 30, 2000.

      (1) The closing price  for our common stock  as reported on the  NASDAQ
      Stock Market National Market on June 30, 2000 was $16.875. Value is calculated on the basis of the difference between $16.875 and the option exercise price of "in the money" options, multiplied by the number of shares of our common stock underlying the option.


 Compensation Committee Interlocks and Insider Participation

   The compensation committee of our Board of Directors is composed of Messrs. Battershell, Lee, Sillers and Mariner, our four independent outside directors. No compensation committee interlocks existed and no employees participated in compensation committee decisions in fiscal year 2000.

 Board Compensation Committee Report on Executive Compensation

   The compensation committee is responsible for setting the annual base compensation and bonus levels and administering the restricted stock program for our employees, including our executive officers. Its recommendations are subject to final approval by the Board of Directors. We believe that the key to a successful executive compensation program is in setting aggressive business goals by integrating the program with our annual and strategic planning and evaluation processes and by comparing our results against industry performance levels. The compensation committee takes into account achievements during the past fiscal year, as well as the individual achievements of our various business units and divisions, in making executive compensation determinations. In addition, we recognize that we compete in an increasingly competitive environment, and executive compensation therefore must also take into account our performance as compared to that of other companies in our industry or in similar industries. The compensation committee also evaluates on an annual basis our corporate performance, revenues and share performance compared to a broader group of companies, such as the Standard & Poor's 500.


 Annual Base Compensation

   Annual base compensation awarded in any particular fiscal year to each of our executive officers is based upon the following factors: our corporate performance during the prior year, performance of our divisions for which the executive officer is responsible, and a more subjective evaluation of each of the executive officer's individual performance. The evaluation of our corporate performance is directly linked to our profitability during the period, and therefore is based upon the value of our stock. In making this evaluation, the compensation committee reviews our percentage growth in earnings per share over the prior year, and our overall return on equity for that period. The compensation committee believes that these two factors are the primary determinants of stock price over time. The compensation committee next reviews the profit performance of the individual divisions for which the executive officer is responsible. Finally, the compensation committee determines the individual rating for each executive officer, which is based upon such qualitative factors as the achievement of certain financial objectives and specific organizational and management goals for that officer. Annual base compensation for our Chief Executive Officer is determined in the same manner as for our other executive officers, except that the compensation committee does not review or evaluate any particular division's performance, but rather, looks to our company as a whole in determining corporate performance relevant to the Chief Executive Officer's compensation.

   We entered into employment agreements with Sherrill Stone, our Chief Executive Officer, in 1994 which provides that upon a change of control, we will pay the Chief Executive Officer 299% of his average annual compensation as severance compensation, and under other certain circumstances, we will pay the Chief Executive Officer 90% of his annual base compensation for three years as severance pay. We also entered into employment agreements on May 16, 2000 with Roy C. Cuny, our Chief Operating Officer, which provides that upon a change of control, we will pay the Chief Operating Officer 299% of his average annual compensation as severance compensation, and under other certain circumstances, we will pay the Chief Operating Officer 90% of his annual base compensation for three years as severance pay. In addition, we entered into employment agreements on July 23, 1999 with Gilbert Darwyn Cornwell, a Senior Vice President, which provides that upon a change of control, we will pay the Chief Executive Officer 299% of his average annual compensation as severance compensation, and under other certain circumstances, we will pay the Senior Vice President 90% of his annual base compensation for three years as severance pay.

   The compensation committee also recognizes that, in order to attract and retain the highest quality executive officers, their base compensation must be competitive in relation to that paid by companies in similar industries and in comparable geographic areas. Accordingly, the compensation committee periodically reviews the executive compensation paid by such companies.

 Annual Bonus Plans

   We have an incentive bonus plan pursuant to which certain key employees, including the named executive officers, are selected annually by the compensation committee to earn a cash bonus based upon our after-tax profitability. This plan requires that we achieve a specific after-tax return on beginning-of-year equity, after which bonuses may be paid out. The available bonus pool is calculated on earnings in excess of the base level.

   Once the total bonus pool is calculated, we distribute it to participants in the plan in accordance with pre-determined percentages as set by the compensation committee annually. The determination of the bonus level awarded to our Chief Executive Officer is made in the same manner as that of our other executive officers. No bonuses were paid in fiscal year 2000 to the executive officers.

   The compensation committee also recommended that an additional discretionary bonus pool of $20,000 be established, to be used by the Chief Executive Officer for the purpose of recognizing certain outstanding contributions made by any employee, including the named executive officers, but excluding the Chief Executive Officer. Awards under this plan may be made in order to recognize new product inventions or improvements, ideas for major manufacturing cost reductions, originations of large and profitable orders or for other purposes. In fiscal year 2000, $6,500 was awarded to employees pursuant to this discretionary bonus pool.

 1985 Restricted Stock Plan

   Our Board of Directors adopted the 1985 Restricted Stock Plan to attract, motivate and retain qualified employees. The 1985 plan was approved by our shareholders on November 13, 1985 and became effective as of December 13, 1985. The 1985 plan is administered by our Board of Directors, which delegates to the compensation committee its power to determine which employees should be awarded restricted stock pursuant to the 1985 plan. Under the terms of the 1985 plan, we may grant up to an aggregate of 75,000 shares of restricted common stock to any employee. Employees receiving restricted stock do not pay for such stock; however, certain ownership restrictions are placed upon the stock on the date of its issuance which lapse within five years after such issuance. Dividends are paid to the employees on restricted shares during the restriction period. During fiscal year 2000, 6,500 shares of restricted common stock were issued pursuant to the 1985 plan, and no shares were cancelled.

 1995 Stock Option and Restricted Stock Plan

   Our Board of Directors adopted the 1995 Stock Option and Restricted Stock Plan to attract, motivate and retain qualified employees. The 1995 plan was approved by our shareholders on November 21, 1996 and became effective immediately thereafter. The 1995 plan is administered by our Board of Directors, which delegated to certain members of the compensation committee, Messrs. Battershell, Lee and Mariner, its power to determine which employees should be awarded restricted stock pursuant to the plan. From time to time, our Chief Executive Officer will recommend to the designated non-employee directors, individuals he believes should be subject to an option or grant, and, with respect to any recommended option, whether the option should be a qualified or nonqualified. The designated non-employee directors will consider, but need not accept, the Chief Executive Officer's recommendations.

   Under the terms of the 1995 plan, we may provide options or grants up to an aggregate of 120,000 shares of restricted common stock to any employee or non-employee director. Under the 1995 plan, each of our non-employee directors will receive additional options on the date of our annual shareholders meeting for the prior year's service on the Board of Directors. The designated non-employee directors will determine the number and the exercise price of the options, and the time or times that the options become exercisable, provided that an option exercise price may not be less than the fair market value of our common stock on the date of grant. The term of an option will also be determined by the designated non-employee directors, provided that the term of a qualified option may not exceed 10 years. Designated non-employee directors may grant shares of restricted stock without requiring the payment of cash consideration for the shares. Currently, no restricted stock grants have been awarded under this plan.

   In fiscal year 2000, 1,700 shares of our common stock options were awarded to each non-employee director which were immediately exercisable, and 36,000 shares of our common stock options were divided among 10 employees, of which 30,000 common stock options were immediately exercisable and 6,000 common stock options vest 25% ratably over the first four years of its 10 year exercise period.

   This report is submitted by the members of the Compensation Committee:

 DAVID D. BATTERSHELL
 BERNARD S. LEE
 JOSEPH V. MARINER, JR.
 DONALD A. SILLERS, JR.



   This report will not be deemed to be incorporated by reference in any filing by the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this report by reference.


 Corporate Performance Graph

   The following graph compares the cumulative total shareholder return over a five-year period, assuming $100 invested at June 30, 1995 in each of (1) our common stock, (2) the Dow Jones Industrial Average and (3) a peer group consisting of manufacturers in the industrial sector providing industrial and commercial services to other commercial enterprises. Total shareholder return is based on the increase in the price of the common stock with dividends reinvested.

   The stock price performance depicted in the Corporate Performance Graph is not necessarily indicative of future price performance. The Corporate Performance Graph will not be deemed incorporated by reference in any filing by the company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent the company specifically incorporates this graph by reference.


                                 TOTAL RETURN
                 (Assumes $100 investment on June 30, 1995)


                     [PERFORMANCE GRAPH APPEARS HERE]


Total Return Analysis
                               6/30/95       6/28/96       6/30/97       6/30/98       6/30/99       6/30/00
---------------------------   ----------    ----------    ----------    ----------    ----------    ----------
Peerless Manufacturing       $    100.00   $    103.68   $    108.36   $    131.38   $    115.63   $    192.96
DJ Industrial Average        $    100.00   $    127.01   $    176.01   $    208.95   $    260.55   $    251.95
DJ US Total Mkt Industrial-  $    100.00   $    125.40   $    170.68   $    208.44   $    271.18   $    314.31
Diversified


                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

   Based solely on our review of the copies of such forms received by us, we believe that during our fiscal year 2000, our officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements with respect to our equity securities, except that one statement of beneficial ownership (Form 3) was filed late by Tom Reeve, who became an officer of the company on January 3, 2000.


                                   AUDITORS

   Grant Thornton LLP has audited our financial statements since our fiscal year 1970 and has been selected to act in that capacity for the ensuing fiscal year. We expect representatives of Grant Thornton LLP to be present at the annual meeting. They will have the opportunity to make a statement at the annual meeting if they desire to do so, and they will respond to shareholder questions raised during the meeting.


                            SHAREHOLDER PROPOSALS

   Shareholders wanting to properly submit any business at an annual meeting must give timely notice in writing, in accordance with our amended and restated bylaws. To be considered timely, a shareholder's notice must be delivered in person or by certified mail, and received at our executive office (1) not less than 120 days nor more than 150 days before the first anniversary date of the our proxy statement in connection with the last annual meeting of shareholders or (2) if no annual meeting has been called after the expiration of more than 30 days from the date for such meeting contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by our Board of Directors, prior to the date of the applicable annual meeting. We may exclude any shareholder proposal that is excludable pursuant to any rule, regulation or ruling of the SEC.

   A proper proposal submitted by any of our shareholders for presentation at our 2001 annual shareholders meeting and/or for inclusion in our 2001 proxy statement should be received at our executive office not earlier than May 23, 2001 and not later than June 22, 2001 to be eligible for presentation at our 2001 annual shareholders meeting and/or to be included in our proxy statement and form of proxy relating to the 2001 meeting.

                                OTHER MATTERS

   Neither our management nor Board of Directors knows of any matter to be acted upon at the annual meeting other than the matters described above. If any other matter properly comes before the annual meeting or any adjournments thereof, however, the proxies in the enclosed form confer upon the persons entitled to vote the shares represented by such proxies discretionary authority to vote on the matter in accordance with their best judgment in the Company's interest.



                             FINANCIAL STATEMENTS

   A copy of the  company's 2000 annual  report containing audited  financial
 statements accompanies this  proxy statement.   The annual  report does  not
 constitute a part of the proxy solicitation materials.

   IF YOU SEND YOUR REQUEST IN WRITING TO THOMAS J. REEVE, SECRETARY, C/O PEERLESS MFG. CO., 2819 WALNUT HILL LANE, DALLAS, TEXAS 75229, WE WILL
 PROVIDE YOU, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (exclusive of exhibits) FILED WITH THE SEC.

                          By Order of the Board of Directors,

                          /s/ Thomas J. Reeve
                          --------------------
                          Thomas J. Reeve,
                          Secretary, Treasurer
                          Chief Financial Officer

 Dallas, Texas
 October 19, 2000

                    [PROXY CARD FRONT & BACK APPEARS HERE]



                               PEERLESS MFG. CO.
                BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
           OF SHAREHOLDERS AT 10:00 A.M. THURSDAY, NOVEMBER 16, 2000
                   2819 WALNUT HILL LANE, DALLAS, TEXAS 75229


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), (2), or (3), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THE DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

     Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated October 19, 2000, is hereby acknowledged.

     The undersigned shareholder of Peerless Mfg. Co. (the "Company") hereby appoints Sherrill Stone and Tom Reeve or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

                      (Please sign on the other side)

     ----------------------------------------------------------------------

   The Board of Directors recommends a vote FOR Items 1,2,3, and 4.

   Please mark your vote as indicated in this example    [ X ]



     1.   Election of Sherrill Stone as a Class III Director.

          FOR  [   ]       AGAINST  [   ]       ABSTAIN  [   ]


     2.   Election of Donald A. Sillers, Jr. as a Class III Director.

          FOR  [   ]       AGAINST  [   ]       ABSTAIN  [   ]


     3. Ratification of the selection of Grant Thornton as the Company's accountants for the 2001 fiscal year.

          FOR  [   ]       AGAINST  [   ]       ABSTAIN  [   ]


     4. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.




                                   Dated:                             , 2000
                                         -----------------------------

                                   -----------------------------------------
                                                 Signature(s)

                                   -----------------------------------------
                                                 Signature(s)

                                   (Joint owners must EACH sign EXACTLY as
                                   your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

                                   PLEASE SIGN, DATE AND MAIL TODAY.